Exhibit 10.138

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into on August 21, 2013, by and between General Maritime Corporation, a Marshall Islands corporation (“Issuer”), and J. Goldman Master Fund, L.P., a British Virgin Islands limited partnership (“Purchaser”). Issuer and Purchaser are each referred to herein as a “Party” and collectively as, the “Parties.”

RECITALS

WHEREAS, Issuer has authorized the issuance to Oaktree, in one or more transactions from time to time, of up to $15,000,000 of Series A Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”) at a price of $1,000 per share (the “Oaktree Offering”) and the issuance, in one or more transactions from time to time, of additional shares of Series A Preferred Stock at a price of $1,000 per share for the Proportional Shares to be offered to Eligible Shareholders (collectively with the Oaktree Offering, the “Series A Preferred Stock Offering”);

WHEREAS, on August 12, 2013 (the “Distribution Date”) Issuer distributed to Purchaser and other shareholders of Issuer this Agreement and a written notice (the “Pre-Emptive Right Notice”) from Issuer describing the Series A Preferred Stock Offering, by reputable overnight courier service (charges prepaid); and

WHEREAS, Issuer wishes to sell, and Purchaser wishes to purchase, 33 shares of Series A Preferred Stock of Issuer on the terms and conditions set forth herein, as determined pursuant to the Pre-Emptive Right Notice (the “Issued Shares”).

NOW THEREFORE, in consideration of the mutual agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.                                      Purchase and Sale of Issued Shares; Deliveries.

(a)                                 Sections 1(b) through 1(j) and Sections 2 through 8 of this Agreement shall automatically become effective only upon Purchaser’s execution and delivery to Issuer of this Agreement and the completed Pre-Emptive Right Notice, in each case in accordance with the requirements of the Pre-Emptive Right Notice, on or before August 22, 2013 (compliance with which delivery requirement may be evidenced only by Issuer’s delivery of its countersignature to this Agreement to Purchaser), and this Agreement shall be of no force or effect if Purchaser has not complied with the provisions contained in this Section 1(a).  Section 1(d) shall apply and Sections 1(e) through 1(j) shall have no effect if Purchaser elects on its Pre-Emptive Right Notice to purchase all Issued Shares at the Initial Closing. If Purchaser does not elect on its Pre-Emptive Right Notice to purchase all Issued Shares at the Initial Closing, then Sections 1(e) through 1(j) shall apply and Section 1(d) shall have no effect.

(b)                                 The initial closing of the purchase and sale of the Issued Shares (the “Initial Closing”) shall take place at the offices of Kirkland & Ellis LLP, 333 South Hope Street, Los Angeles, California 90071, at 10:00 am Los Angeles time, on the date upon which Issuer countersigns and delivers to Purchaser an executed copy of this Agreement by Purchaser with the number of shares of Series A Preferred Stock subscribed to hereunder filled in by Issuer.

(c)                                  At the option of Issuer, the Issued Shares may be represented by global securities deposited and registered in the name of The Depository Trust Company (“DTC”) or its nominee, and beneficial interests in the Issued Shares may be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

Purchase of All Issued Shares at Initial Closing

(d)                                 At the Initial Closing, Issuer shall issue and sell to Purchaser, and Purchaser shall purchase from Issuer, all of the Issued Shares. At the Initial Closing, Purchaser shall deliver the purchase price for the Issued Shares to Issuer in cash by wire transfer of immediately available funds to Issuer’s account as set forth in the Pre-Emptive Right Notice (or such other account as may be designated by Issuer in a written notice to Purchaser). Following the Initial Closing, Issuer shall cause its transfer agent to deliver to Purchaser the Issued Shares.

Purchases of Portion of Issued Shares at Initial Closing and any Additional Tranche Closing

(e)                                  At the Initial Closing, Issuer shall issue and sell to Purchaser, and Purchaser shall purchase from Issuer, the Initial Subscribed Shares. At the Initial Closing, Purchaser shall deliver the purchase price for the Initial Subscribed Shares to Issuer in cash by wire transfer of immediately available funds to Issuer’s account as set forth in the Pre-Emptive Right Notice (or such other account as may be designated by Issuer in a written notice to Purchaser). Following the Initial Closing, Issuer shall cause its transfer agent to deliver to Purchaser the Initial Subscribed Shares.

(f)                                   Following the Initial Closing, at any time that Oaktree purchases additional Oaktree Shares, Issuer shall issue and sell to Purchaser, and Purchaser shall purchase from Issuer, additional Issued Shares (each such purchase, a “Drawdown Tranche”) in satisfaction of part or all of the remaining amount of Purchaser’s Capital Commitment relating to the Issued Shares. The number of Issued Shares to be purchased by Purchaser in a Drawdown Tranche shall be Purchaser’s Pro Rata Portion; provided, however, that in no event shall the aggregate number of shares of Series A Preferred Stock required to be purchased by Purchaser pursuant to this Agreement exceed the aggregate number of Issued Shares, and in no event shall Purchaser have any rights hereunder to purchase an aggregate number of shares of Series A Preferred Stock that exceeds the aggregate number of Issued Shares.

(g)                                  In connection with each Drawdown Tranche, Issuer shall deliver a written notice (a “Drawdown Notice”) to Purchaser at its address as set forth in Purchaser’s Pre-Emptive Right Notice. The Drawdown Notice shall reference Purchaser’s obligations hereunder and shall state (i) the Pro Rata Portion required to be purchased by Purchaser (the “Drawdown Shares”), (ii) the amount of the required Capital Contribution, and (iii) the proposed closing date (such date being not less than seven days following the date such Drawdown Notice is given) (each such date, as applicable, an “Additional Tranche Closing Date”), time and location of the closing of the purchase (the “Additional Tranche Closing”).

(h)                                 At each Additional Tranche Closing, Issuer shall issue and sell to Purchaser, and Purchaser shall purchase from Issuer, the Drawdown Shares. At each Additional Tranche Closing, Purchaser shall deliver the purchase price for the Drawdown Shares to Issuer in cash by wire transfer of immediately available funds to Issuer’s account as set forth in the Pre-Emptive Right Notice (or such other account as may be designated by Issuer in a written notice to Purchaser). Following the Additional Tranche Closing, Issuer shall cause its transfer agent to deliver to Purchaser the Drawdown Shares.

(i)                                     In the event that Purchaser fails to fund its Capital Contribution on the applicable Closing Date, Purchaser shall be required to deliver to Issuer, without any payment or other consideration being required to be paid by Issuer, on or before the tenth day following receipt of a Default Notice, fifty percent (50%), by number, of the Issued Shares theretofore purchased by Purchaser under this Agreement (each such security duly endorsed and in proper form for transfer and free and clear of any and all charges, claims, conditions, encumbrances, equitable interests, liens, mortgages, options, pledges, rights of first refusal, security interests or restrictions of any kind (except as set forth in the legend required to be imprinted on certificates representing the Issued Shares)), as adjusted in respect of any stock split, stock dividend, combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization or exchange occurring after the issuance thereof (the “Forfeited Securities”); provided, however, Issuer shall deliver written notice to Purchaser following the applicable Additional Tranche Closing Date, which notice shall (I) state that Purchaser has defaulted under this Agreement and (II) specify the Forfeited Securities required to be delivered to Issuer by Purchaser (the “Default Notice”). Upon delivery by Issuer of any Default Notice to Purchaser, Purchaser shall be deemed to have forfeited all voting rights and rights to dividends and distributions with respect to Forfeited Securities and unless Issuer in its sole discretion notifies Purchaser in writing otherwise, Purchaser shall have no further rights hereunder to purchase any Issued Shares and Issuer shall have no further obligations hereunder to issue and sell to Purchaser any Issued Shares. If Purchaser fails to deliver to Issuer the Forfeited Securities required to be delivered within the applicable time period, such Forfeited Securities shall be deemed to be, and shall be, cancelled by Issuer without any further action required by Purchaser and without any consideration or recompense to any holder of such Forfeited Securities, and Issuer shall record such cancellation in Issuer’s stock ledger. Purchaser agrees to indemnify Issuer for all loss, damages, costs and expenses (including legal fees) suffered or incurred by Issuer in any way resulting from, relating to or arising out of, directly or indirectly, any breach of this

Agreement by Purchaser. The specific rights and remedies available to Issuer under this paragraph shall be in addition to any other rights and remedies Issuer may have against Purchaser under law or equity by reason of Purchaser’s failure to fund any Capital Contribution. Purchaser shall reimburse Issuer for all loss, damages, costs and expenses (including legal fees) suffered or incurred by Issuer in connection with any enforcement of this paragraph.

(j)                                    Issuer’s obligation to issue and sell to Purchaser, and Purchaser’s obligation to purchase from Issuer, any Issued Shares that have not been purchased by Purchaser during the 190-day period commencing on the date on which Purchaser received the Pre-Emptive Right Notice shall terminate as of the end of such period.

2.                                      Representations and Warranties of Issuer.  Issuer hereby represents and warrants to Purchaser as follows:

(a)                                 Issuer is a corporation duly organized, validly existing and in good standing under the laws of the Republic of the Marshall Islands. Issuer has all requisite corporate power and authority to own and lease its assets and properties and to carry on its business as and in the places such assets and properties are now owned or leased and where such business is presently conducted except where the failure to have such power or authority would not have a material adverse effect on Issuer.

(b)                                 Issuer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed by Issuer and constitutes the valid and legally binding obligation of Issuer enforceable in accordance with its terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles).

(c)                                  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any law or other restriction of any governmental entity to which Issuer is subject (except for any such violation that would not have a material adverse effect on Issuer) or any provision of such Issuer’s articles of incorporation or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which Issuer is a party or by which it is bound or to which any of its assets is subject, except as would not have a material adverse effect on Issuer. Assuming the accuracy of the representations made by Purchaser in connection with the transactions contemplated in this Agreement, Issuer is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any governmental entity in order for the Parties to consummate the transactions contemplated hereby, except as may be necessary as a result of any facts or circumstances relating solely to Purchaser or as would not have a material adverse effect on Issuer or its ability to consummate the transactions contemplated hereby.

(d)                                 The capitalization of Issuer consists of 15,000,000 authorized shares of common stock, par value $0.01 per share (“Common Stock”), and 5,000,000 authorized shares of preferred stock, par value $0.01 per share, of which 150,000 shares have been designated Series A Preferred Stock. As of the Distribution Date, 11,270,196 shares of Common Stock and 10,000 shares of Series A Preferred Stock are issued and outstanding. As of the Distribution Date, there are outstanding warrants to purchase 309,296 shares of Common Stock, outstanding options to purchase 343,662 shares of Common Stock and an additional 801,879 shares of Common Stock reserved for issuance pursuant to awards under Issuer’s 2012 Equity Incentive Plan. When issued to Purchaser hereunder, all of the Issued Shares will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in this Section 2(d), there are no (x) shares of capital stock or other equity securities or voting securities of Issuer outstanding, (y) securities of Issuer convertible into or exchangeable for shares of capital stock or other equity securities or voting securities of Issuer outstanding, or (z) other than the Shareholders’ Agreement, the Registration Agreement, the Letter Agreement, and any subscription agreements entered into in connection with the Series A Preferred Stock Offering, outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require Issuer to issue, sell or otherwise cause to become outstanding any Issued Shares.

(e)                                  Issuer is not a party to any contract, agreement or understanding with any Person that would give rise to any claim against Purchaser for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated hereby.

3.                                      Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to Issuer that:

(a)                                 Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the British Virgin Islands. Purchaser has all requisite limited partnership power and authority to own and lease its assets and properties and to carry on its business as and in the places such assets and properties are now owned or leased and where such business is presently conducted.

(b)                                 Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed by Purchaser and constitutes the valid and legally binding obligation of Purchaser enforceable in accordance with its terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles).

(c)                                  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any law or other restriction of any governmental entity to which Purchaser is subject or any provision of Purchaser’ governing documents, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which it is bound or to which any of its assets is subject, except as would not have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby. Purchaser is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any governmental entity in order for the Parties to consummate the transactions contemplated hereby, except as may be necessary as a result of any facts or circumstances relating solely to either Issuer or Purchaser.

(d)                                 Purchaser is an “accredited investor” as such term is defined in Rule 501 under the United States Securities Act of 1933, as amended (the “Securities Act”).

(e)                                  Other than as provided in this Agreement, Purchaser agrees and acknowledges that neither Issuer nor any advisor, representative, employee, director, officer or affiliate thereof nor any representative of any of the foregoing has made any representation or warranty, whether express or implied or otherwise, regarding Issuer, its business, assets, financial condition, operations or forecasted performance. Purchaser acknowledges that Issuer and its affiliates may now or at any other time have material confidential information concerning the business and condition (financial or otherwise) of Issuer or that could affect the value of the Issued Shares and that this information has not been, and may not be in the future, made available to Purchaser. Purchaser understands the disadvantage to which it may be subject on account of the disparity of information as among the Parties and has determined to enter into the transaction contemplated by this Agreement notwithstanding its lack of knowledge of any such material confidential information not disclosed to or known by Purchaser. Purchaser hereby releases and forever discharges Issuer and its affiliates, their respective officers, directors, partners, employees and agents, and their respective successors and assigns, from any and all claims, demands, damages, losses, expenses or liabilities, of any nature whatsoever, arising from or connected to any failure to disclose to Purchaser any information concerning Issuer, provided that such release shall not apply in the case of fraud or willful misconduct. Purchaser understands and agrees that the issuance of the Issued Shares to Purchaser hereunder is conditioned on the foregoing acknowledgements and release.

(f)                                   Purchaser has such knowledge, experience and skill in evaluating and investing in securities, based on actual participation in financial, investment and business matters, so that it is capable of evaluating the merits and risks of an investment in the Issued Shares and has such knowledge, experience and skill in financial and business matters that it is capable of evaluating the merits and risks of the investment in Issuer and the suitability of the Issued Shares as an investment and can bear the economic risk of an investment in the Issued Shares. No guarantees have been made or can be made with respect to the future value, if any, of the Issued Shares, or the profitability or success of Issuer’s business.

(g)                                  Purchaser is an Eligible Shareholder.

(h)                                 Purchaser has made an independent decision to purchase the Issued Shares from Issuer based on the information concerning the business and condition (financial or otherwise) of Issuer available to Purchaser, which it has determined is adequate for that purpose. Purchaser acknowledges that it has had access to all information regarding the business and condition (financial or otherwise) of Issuer, including pursuant to any rights it may have under the Shareholders’ Agreement, that it reasonably considers important in making its decision to purchase the Issued Shares, and that it has had ample opportunity to ask questions of the appropriate persons concerning such matters. Purchaser acknowledges that Issuer has not given any investment advice or rendered any opinion to Purchaser as to whether the purchase of the Issued Shares is prudent or suitable.

(i)                                     Purchaser is acquiring the Issued Shares for its own account, not as a nominee or agent, with the present intention of holding such securities for purposes of investment, and not with a view to the sale or distribution of any part thereof, and Purchaser has no intention of selling, granting any participation in, or otherwise distributing such securities in violation of the federal securities laws or any applicable state securities laws.

(j)                                    Purchaser is not acquiring the Issued Shares pursuant to any general solicitation or general advertising.

(k)                                 Purchaser understands that the Issued Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein. Purchaser understands that the Issued Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Issued Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that Issuer has no obligation to register or qualify the Issued Shares for resale. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Issued Shares, and on requirements relating to Issuer which are outside of Purchaser’s control, and which Issuer is under no obligation and may not be able to satisfy. Purchaser understands that no public market now exists for the Issued Shares, and that Issuer has made no assurances that a public market will ever exist for the Issued Shares.

(l)                                     Each certificate or instrument representing the Issued Shares, if certificates representing such Issued Shares are issued, shall be imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON            , HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT

UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO (I) RESTRICTIONS PURSUANT TO ARTICLE FIVE OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE ISSUER (THE “COMPANY”), (II) CONDITIONS SPECIFIED IN A SHAREHOLDERS’ AGREEMENT, DATED AS OF MAY 17, 2012, AS AMENDED OR MODIFIED FROM TIME TO TIME (INCLUDING BY AMENDMENT NO. 1 THERETO, DATED AS OF SEPTEMBER 13, 2012), GOVERNING THE COMPANY AND BY AND AMONG CERTAIN SHAREHOLDERS, (III) CONDITIONS SPECIFIED IN A FIRST AMENDED AND RESTATED REGISTRATION AGREEMENT, DATED AS OF NOVEMBER 1, 2012, AS AMENDED OR MODIFIED FROM TIME TO TIME, AND (IV) CONDITIONS SPECIFIED IN A STATEMENT OF DESIGNATIONS OF SERIES A PREFERRED STOCK OF THE COMPANY. A COPY OF ANY OF SUCH AMENDED AND RESTATED ARTICLES OF INCORPORATION, SHAREHOLDERS’ AGREEMENT, REGISTRATION AGREEMENT OR STATEMENT OF DESIGNATIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

(m)                             Purchaser agrees and acknowledges that Purchaser is bound by, and upon issuance at the Closing, the Issued Shares will be subject to, the Amended and Restated Articles of Incorporation of Issuer, the Shareholders’ Agreement, the Registration Agreement and the Statement of Designations. Purchaser additionally agrees and acknowledges that the Issued Shares are subject to certain restrictions on transfer set forth in the Amended and Restated Articles of Incorporation of Issuer, the Shareholders’ Agreement, the Registration Agreement and the Statement of Designations.

(n)                                 Purchaser is not a party to any contract, agreement or understanding with any Person that would give rise to any claim against Issuer or any of its Affiliates for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated hereby.

4.                                      Certain Definitions.  Capitalized terms used and not otherwise defined herein have the meanings set forth below:

“Additional Tranche Closing” shall have the meaning provided in the Section 1(g) of this Agreement.

“Additional Tranche Closing Date” shall have the meaning provided in the Section 1(g) of this Agreement.

“Affiliates” shall have the meaning provided in the Shareholders’ Agreement.

“Agreement” shall have the meaning provided in the first paragraph above.

“Capital Commitment” means the aggregate purchase price for the Issued Shares.

“Capital Contribution” means the aggregate purchase price for Purchaser’s Pro Rata Portion of a Drawdown Tranche.

“Closing Date” means the Initial Closing Date and any Additional Tranche Closing Date.

“Common Stock” ” shall have the meaning provided in the Section 2(d) of this Agreement.

“Default Notice” shall have the meaning provided in the Section 1(i) of this Agreement.

“Distribution Date” shall have the meaning provided in the Recitals to this Agreement.

“Drawdown Notice” shall have the meaning provided in the Section 1(g) of this Agreement.

“Drawdown Shares” shall have the meaning provided in the Section 1(g) of this Agreement.

“Drawdown Tranche” shall have the meaning provided in the Section 1(f) of this Agreement.

“DTC” shall have the meaning provided in the Section 1(c) of this Agreement.

“Eligible Shareholder” shall have the meaning provided in the Shareholders’ Agreement.

“Forfeited Securities” shall have the meaning provided in the Section 1(i) of this Agreement.

“Initial Closing” shall have the meaning provided in the Section 1(b) of this Agreement.

“Initial Subscribed Shares” means the number of Issued Shares multiplied by a fraction, the numerator of which is 10,000 (representing the aggregate number of shares of Series A Preferred Stock purchased by Oaktree on June 28, 2013 and July 3, 2013) and the denominator of which is the aggregate number of Oaktree Shares, rounded up to the nearest whole number of Issued Shares.

“Issued Shares” shall have the meaning provided in the Recitals to this Agreement.

“Issuer” shall have the meaning provided in the first paragraph of this Agreement.

“Letter Agreement” means the Letter Agreement, dated as of November 1, 2012, by and among Issuer, OCM Marine Holdings TP, L.P. and certain investment funds managed by BlueMountain Capital Management LLC, as amended from time to time in accordance with the terms thereof.

“Oaktree” means OCM Marine Holdings TP, L.P. and its Affiliates.

“Oaktree Offering” shall have the meaning provided in the Recitals to this Agreement.

“Oaktree Shares” means the aggregate number of shares of Series A Preferred Stock authorized for issuance by Issuer in the Oaktree Offering.

“Party” or “Parties” shall have the meaning provided in the first paragraph of this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a governmental entity.

“Pre-Emptive Right Notice” shall have the meaning provided in the Recitals to this Agreement.

“Proportional Share” shall have the meaning provided in the Shareholders’ Agreement.

“Pro Rata Portion” means the number of Issued Shares multiplied by a fraction, the numerator of which is the aggregate number of shares of Series A Preferred Stock purchased by Oaktree in connection with a Drawdown Tranche and the denominator of which is the aggregate number of Oaktree Shares, rounded up to the nearest whole number of Issued Shares.

“Purchaser” shall have the meaning provided in the first paragraph of this Agreement.

“Registration Agreement” means the First Amended and Restated Registration Agreement, dated as of November 1, 2012, by and among Issuer and certain shareholders thereof, as amended from time to time in accordance with the terms thereof.

“Securities Act” shall have the meaning provided in the Section 3(d) of this Agreement.

“Series A Preferred Stock” shall have the meaning provided in the Recitals to this Agreement.

“Series A Preferred Stock Offering” shall have the meaning provided in the Recitals to this Agreement.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of May 17, 2012, by and among Issuer and certain shareholders thereof, as amended from time to time in accordance with the terms thereof (including by Amendment No. 1 thereto, dated as of September 13, 2012).

“Statement of Designations” means the Statement of Designation, Powers, Preferences and Rights of Series A Preferred Stock of Issuer, dated as of June 28, 2013.

5.             Governing Law.   This Agreement, including all issues concerning the relative rights of Issuer and Purchaser, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

6.             Waiver of Jury Trial.   EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANOTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.

7.             Severability.   Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8.             Miscellaneous.

(a)           Issuer and Purchaser will, upon request, execute and deliver any additional documents reasonably deemed by Purchaser or Issuer, as the case may be, to be necessary or desirable to complete or evidence the transactions contemplated by this Agreement.

(b)           The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(c)           The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either Party.

(d)           This Agreement may be executed in separate counterparts (including by signature pages delivered by means of facsimile machine or electronic transmission in portable electronic format (pdf)), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

(e)           Except as otherwise expressly set forth herein, this Agreement and the documents referenced herein and therein embody the complete agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way.

(f)            This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by each Party. No delay on the part of either Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of either Party of any right, power or privilege pursuant to this Agreement, or any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which either Party otherwise may have at law or in equity.

(g)           This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and assigns; provided, however, that neither this Agreement nor either Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date written above.

GENERAL MARITIME CORPORATION

By:	/s/ Christopher Allwin
	Name:	Christopher Allwin
	Title:	Assistant Vice President

J. GOLDMAN MASTER FUND, L.P.

By:	/s/ Albert R. Scerbo
	Name:	Albert R. Scerbo
	Title:	CFO